    As filed with the Securities and Exchange Commission on September 5, 1997
                                                   Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                            COMPLETE MANAGEMENT, INC.
              Exact Name of Registrant as Specified in Its Charter)

               New York                                 8742                                11-3149119
     (State or other Jurisdiction           (Primary Standard Industrial                 (I.R.S. Employer
  of Incorporation or Organization)          Classification Code Number)              Identification Number)

                                   ----------

                 254 West 31st Street, New York, New York 10001
                                 (212) 868-1188
          (Address, Including Zip Code, and Telephone Number, Including
                  Area Code, of Registrant's Executive Offices)

                                   ----------

                              STEVEN M. RABINOVICI
                      Chairman and Chief Executive Officer
                            Complete Management, Inc.
                              254 West 31st Street
                          New York, New York 10001-2813
                                 (212) 868-1188
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code of Agent for Service)

                                   ----------

                                 with a copy to:

     STEPHEN A. ZELNICK, Esq.                             JONATHAN JEWETT
Morse, Zelnick, Rose & Lander, LLP                      Shearman & Sterling
         450 Park Avenue                                599 Lexington Avenue
     New York, New York 10022                         New York, New York 10022
          (212) 838-8040
       (212) 838-9190 (fax)

        Approximate date of commencement of proposed sale to the public:
   As soon as practicable after the Registration Statement becomes effective.

                                   ----------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |x|

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _______________

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ___________________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                   ----------



                                          CALCULATION OF REGISTRATION FEE
=====================================================================================================================
                                                        Proposed maximum     Proposed maximum
     Title of each class of             Amount to         offering price         aggregate            Amount of
   securities to be registered        be registered        per unit (1)      offering price(1)    registration fee
- ---------------------------------------------------------------------------------------------------------------------
- ----------------------------------

- ----------------------------------
Debt Securities (2).............                               100%
- ----------------------------------                      --------------------
Preferred Shares (3)............     $200,000,000                -               $200,000,000          $60,607
- ----------------------------------                      --------------------
Depositary Shares...............                                 -
- ----------------------------------                      --------------------
Common Shares (4)...............                                 -
=====================================================================================================================

 (1)  Estimated for the sole purpose of computing the registration fee.
 (2) Or, in the event of the issuance of original issue discount securities, such higher principal amount as may be sold for an initial public offering price of up to $200,000,000.
 (3) Such indeterminate number of Preferred Shares as may, from time to time, be issued at indeterminate prices.
 (4) Such indeterminate number of Common Shares as may, from time to time, be issued at indeterminate prices, including Common Shares issuable upon conversion of Debt Securities or Preferred Shares.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offer to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


                 SUBJECT TO COMPLETION, DATED SEPTEMBER 5, 1997

PROSPECTUS
                                  $200,000,000

                            COMPLETE MANAGEMENT, INC.

                                   Securities

                                 ---------------

Complete Management, Inc. (the "Company") intends to issue from time to time in one or more series up to $200,000,000 aggregate offering price of its (i) unsecured debt securities ("Debt Securities"), which may be either senior debt securities ("Senior Debt Securities") or subordinated debt securities ("Subordinated Debt Securities"), (ii) preferred shares, par value $.001 per share ("Preferred Shares"), which may be issued in whole or in a fraction of a Preferred Share in the form of depositary shares evidenced by depositary receipts ("Depositary Shares") and (iii) common shares, par value $.001 per share ("Common Shares") (the Debt Securities, Preferred Shares, Depositary Shares and Common Shares are referred to collectively as the "Securities"). The Securities offered hereby (the "Offered Securities") may be offered separately or together, in separate series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement").

The specific terms of the Offered Securities in respect of which this Prospectus is being delivered, such as, where applicable, (i) in the case of Debt Securities, the specific designation (including whether senior or subordinated), aggregate principal amount, denomination, maturity, premium, if any, priority, interest rate (which may be variable or fixed), time of payment of any premium and any interest, terms for optional redemption or repayment or for sinking fund payments, and terms for conversion into or exchange for other Offered Securities; (ii) in the case of Preferred Shares, the specific title and stated value, number of shares or fractional interests therein, the dividend, liquidation, redemption, conversion, voting and other rights, and whether interests in the Preferred Shares will be represented by Depositary Shares; and
(iii) in the case of all Offered Securities, any initial offering price, will be set forth in a Prospectus Supplement. The Prospectus Supplement will also contain information, where applicable, about material United States federal income tax considerations relating to, and any listing on a securities exchange of, the Offered Securities offered thereby.

See "Risk Factors" on pages 5 to 12 for a discussion of certain material factors that should be considered in connection with an investment in the Offered Securities.

The Offered Securities may be offered directly through underwriters or dealers or through such firms or other firms acting alone or through dealers. The Offered Securities may also be sold directly by the Company or through agents to investors. The names of any agents, dealers or managing underwriters, and of any underwriters involved in the sale of the Offered Securities in respect of which this Prospectus is being delivered, the applicable agents' commission, dealers' purchase price or underwriters' discounts and commissions and the net proceeds to the Company from such sale will be set forth in the applicable Prospectus Supplement. See "Plan of Distribution".

                                 ---------------

This Prospectus may not be used to consummate the sale of the Securities unless accompanied by a Prospectus Supplement.

                                 ---------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is ________, 1997.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549; and at its regional offices at 7 World Trade Center, 13th Floor, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, at prescribed rates. The Commission maintains a site on the world-wide web at http://www.sec.gov that contains reports, proxy and information statements regarding the Company. Such reports, proxy and information statements and other information can also be inspected, after approval for listing, at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 on which exchange the Company's Common Shares will be traded.

         The Company has filed with the Commission a Registration Statement on Form S-3 (including all amendments and supplements thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. This Prospectus and any accompanying Prospectus Supplement do not contain all of the information set forth in the Registration Statement and the exhibits and schedules filed as a part thereof, as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Securities, reference is hereby made to such Registration Statement, including the exhibits and schedules filed as a part thereof. Statements contained in this Prospectus and any Prospectus Supplement as to the contents of any contract or other document referred to herein are not necessarily complete and where such contract or other document is an exhibit to the Registration Statement, each such statement is qualified in all respects by the provisions of such exhibit, to which reference is hereby made for a full statement of the provisions thereof. The Registration Statement, including the exhibits and schedules filed as a part thereof, may be inspected without charge at the public reference facilities maintained by the Commission as set forth in the preceding paragraph.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Commission (File No. 0-27260) are incorporated in this Prospectus by reference:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed pursuant to the Exchange Act (the "1996 Form 10-K");

         (2) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1997 and June 30,1997 filed pursuant to the Exchange Act; and

         (3) The Company's Current Report on Form 8-K, as amended, dated June 17, 1997 filed pursuant to the Exchange Act.

         Each document filed subsequent to the date of this Prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of any offering of the Securities made by this Prospectus shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

         The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any document incorporated by reference in this Prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to Complete Management, Inc., 254 West 31st Street, New York, New York 10001-2813, (212) 868-1188, Attention: Corporate Secretary.

                                   THE COMPANY

         The Company provides physician practice management services, including network services, to physicians and hospitals in the New York metropolitan area, particularly New York City, Long Island, the Hudson Valley region and portions of New Jersey and Connecticut. Since June 1997, the Company has also operated the largest preferred provider organization ("PPO") in the State of New Jersey. At June 30, 1997 the Company provided a full range of services to 150 physicians, more limited services, primarily billing and collection, transcription and temporary staffing, to approximately 1,100 physicians and 32 hospitals and PPO network services to 8,000 physicians and 120 hospitals in New Jersey and, to a lesser extent, New York and Connecticut. The Company does not, however, perform any type of medical diagnostic or treatment services.

      Unless the context otherwise requires, the term "Company" means Complete Management, Inc. and its subsidiaries. The Company was incorporated in New York in 1992 and its executive offices are located at 254 West 31st Street, New York, New York 10001. The Company's telephone number is (212) 868-1188.

                                  RISK FACTORS

         An investment in the Offered Securities involves various material risks. Prospective investors should carefully consider the following factors, in addition to the other information set forth in this Prospectus, in connection with an investment in the Offered Securities.

         When used in this Prospectus, the words "may," "will," "expect," "anticipate," "continue," "estimate," "project," "intend," and similar expressions are intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act regarding events, conditions and financial trends that may affect the Company's future plans of operations, business strategy, results of operations and financial position. The Company wishes to ensure that such statements are accompanied by meaningful cautionary statements pursuant to the safe harbor established in the Private Securities Litigation Reform Act of 1995. Prospective investors are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties and that actual results may differ materially from those included within the forward-looking statements as a result of various factors. Factors that could cause or contribute to such differences include, but are not limited to, those identified in this section and elsewhere in this Prospectus.

         In particular, in connection with certain past acquisitions and the entry into long-term physician practice management agreements the Company has disclosed expected additions to its revenues from such transactions. Such revenue forecasts are forward-looking information and as such are inherently subject to risk and uncertainty. Important factors, including the risk factors set forth herein, could cause the Company's actual results from these transactions to differ materially and adversely from the projections, or the additional revenues from these transactions could be offset by a diminution of other revenues. Accordingly, there can be no assurance that the Company will achieve the projected revenues, or, if attained, what effect such revenues will have on the Company's net earnings or earnings per share.

         Substantial Indebtedness; Capital Needs. The Company is, and subsequent to any offering of Debt Securities will continue to be, highly leveraged. At June 30,1997, the Company and its consolidated subsidiaries had total debt of $86,797,000 of which $75,661,000 was long-term debt and $11,136,000 was short-term debt. The Company is party to a $10,000,000 line of credit arrangement with a bank, all of which was drawn at June 30, 1997. The Company also satisfies its ongoing working capital and other cash needs from its cash, cash equivalents and marketable securities, which totaled $72,605,000 at December 31, 1996 and $35,363,000 at June 30, 1997. The ability of the Company to repay its indebtedness (including any Debt Securities that may be issued hereunder) will depend upon its future operating performance, which is subject to the success of the Company's business strategy, prevailing economic conditions, and financial, business and other factors, many of which are beyond the Company's control. The degree to which the Company is leveraged also may impair its ability to obtain additional financing on acceptable terms, if at all. If the Company experiences unanticipated costs, write-offs of investments, receivables or other assets or operating or other losses, the Company's leverage could increase. Such increased leverage (i) could adversely affect the ability of the Company to obtain additional financing in the future for working capital, acquisitions, capital expenditures or other purposes should it need to do so,
(ii) will require that a substantial portion of the Company's cash flow from operations be dedicated to debt service, (iii) could place the Company at a competitive disadvantage, if it is more highly leveraged than its competitors, and (iv) could make the Company more vulnerable to a downturn in its business.

         The Company's primary sources of liquidity in the future are expected to be its cash from operations, the net proceeds from sales of Securities and further issuances of debt or equity. These sources of liquidity are expected to be sufficient to fund the Company's liquidity requirements for at least the next 12 months if the Company's future operations are consistent with management's current growth expectations. The type, timing and terms of financing selected by the Company will be dependent upon the Company's cash needs, the availability of other financing sources and the prevailing conditions in the financial markets. There can be no assurance that any such sources will be available to the Company at any given time or as to the favorableness of the terms on which such sources may be available.

         Dependence on Principal Client. All of the Company's net revenues in 1994 and 1995 and 62%, 42% and 29% of its net revenues in 1996 and the three month periods ended March 31 and June 30, 1997, respectively, were generated under management contracts with Greater Metropolitan Medical Services ("GMMS"), a multi-specialty medical practice that specializes in the diagnosis and treatment of injured patients. GMMS is 95% owned by a neurologist who is also a founder and principal shareholder of the Company. The loss of this customer or the curtailment of its practice, including as a result of the death or disability of its principal shareholder, could have a material adverse effect on the Company. A substantial part of the growth in the Company's business is a direct result of the growth of the GMMS medical practice. The continued vitality of the GMMS medical practice is subject to numerous risks, including the loss of its principal shareholder or key medical personnel, malpractice claims and liability for failure to comply with applicable regulations. There is no assurance that GMMS will continue to operate successfully. GMMS' failure to operate successfully could jeopardize its ability to pay management fees to the Company. Moreover, although the two management services agreements between the Company and GMMS (covering all management services, other than billing and collection), expire in June 2025 and July 2001, respectively (with a provision for the automatic extension of the latter agreement in five year intervals at the option of the Company), there is no assurance that the Company and GMMS will continue to maintain a productive working relationship.

         In addition, at June 30, 1997, $52,765,000 of the Company's accounts receivable, representing 63.43% of its total accounts receivable, were generated by GMMS. GMMS' ability to pay these receivables is dependent upon the Company's ability to collect on behalf of GMMS from third-party payors, principally from insurance companies. Traditionally, these receivables have had a long collection cycle and the Company has deferred collection of its management fees from GMMS until the receivables are collected. The inability of the Company to collect the GMMS receivables could have a material adverse effect on the Company. See "--Inability to Collect or Delay in Collecting Management Fees" below and Note 4 to the Company's Consolidated Financial Statements in the 1996 Form 10-K.

         Inability to Collect or Delay in Collecting Management Fees. Collection by the Company of its management fees may be adversely affected by the inability to collect its clients' medical fees from third-party payors in full on a timely basis. The requirements of many third-party payors regarding claims submission are detailed and complex and payments may be delayed or refused if the payors' requirements are not complied with in full. Furthermore, a substantial portion of the fees earned by GMMS are generated from automobile no-fault carriers and workers' compensation insurers. Many third-party payors, particularly insurance carriers covering automobile no-fault and workers' compensation claims, have traditionally refused, as a matter of business practice, to pay most claims unless submitted to arbitration. It is the Company's experience that insurance carriers generally delay payment of claims until just prior to the arbitration hearing. The Company's management has determined, based on actual results, industry factors, and GMMS' historical collection experience prior to its association with the Company, that this entire collection process generally spans a period averaging approximately three to four years. In addition, GMMS earns significant fees through the performance of medical services on a contingent basis, where GMMS will be paid only upon the successful resolution of negligence claims, either through a judicial determination or settlement. Resolution of these claims generally involves an even more lengthy process than collections from insurance and other traditional third party payors. For the year ended December 31, 1996, approximately 41.21% of the revenues of GMMS came from automobile no-fault carriers, 18.24% from workers' compensation carriers and 20.74% from contingent fee arrangements.

         The Company has historically deferred collecting management fees owed to it by its clients when its clients have experienced delays in collecting from third-party payors, even though clients of the Company are liable for the Company's fees regardless of whether they receive payment for their medical services. As a result, the Company requires more capital to finance its receivables than do most other businesses. Further, third-party payors may reject medical claims if, in their judgment, the procedures performed were not medically necessary or if the charges exceed such payor's allowable fee standards. The Company is generally prepared to take all legally available steps, including arbitration, to collect the receivables generated by its clients, whether owned by the Company or by the client. Nevertheless, some of those receivables may be uncollectible if third-party payors determine that the Company's clients performed medically unnecessary procedures, charged excessive fees for procedures or completed claim forms improperly.

         Contingent Receivables. A substantial portion of the Company's receivables is secured by receivables from fees earned by GMMS through the performance of medical services on a contingent basis, where GMMS will be paid only upon the successful resolution of negligence claims, either through a judicial determination or settlement. Resolution of these claims generally involves an even more lengthy process than collections from insurance and other traditional third-party payors. At June 30, 1997, approximately $12,789,000 (15.37%) of the Company's receivables were secured by contingent receivables generated by GMMS. At that date, the face amount of these receivables owed to GMMS was substantially higher, but they are carried by GMMS at their estimated realizable value. Because of the contingent nature of the underlying claims and the Company's past practice of deferring collection of its receivables from GMMS based on its cash flow, there can be no guarantee that the Company will be able to collect that portion of its receivables.

         Inability to Collect Loans to Clients. The Company has provided financing to its physician practice clients, which totaled $2,133,000 at December 31, 1996 and $14,366,000 at June 30, 1997, either through loans or the purchase of receivables, to open or renovate offices, acquire medical practices, add medical specialties and acquire diagnostic imaging and other equipment. When the Company makes loans to its clients it generally takes a security interest in the assets of such clients (including receivables not otherwise assigned to the Company) to secure repayment. Inasmuch as clients' receivables may also secure payment to the Company of any unpaid management fees from such clients, there is a risk that its clients will be unable to repay such loans on a timely basis, if at all, and, in any such event, that the Company's security interest in its clients' receivables will be inadequate to repay both the loan obligations and other amounts due to the Company.

         Government Regulation. The healthcare industry is highly regulated by numerous laws and regulations at the federal, state and local levels. Regulatory authorities have broad discretion to interpret and enforce these laws and promulgate corresponding regulations. Violations of these laws and regulations (as determined by agencies or judicial authorities) may result in substantial criminal and/or civil penalties and disqualification from participation in Medicare, Medicaid and other payor programs. The Company believes that its current operations are in material compliance with these laws and regulations. The structure of the Company's relationships with its medical practice and hospital clients (including GMMS, the Company's principal medical practice client) is also similar in material respects to that of many firms in the physician practice management industry. Nevertheless, the laws and regulations in this area are extremely complex and subject to changing interpretation. For example, although the New York State Department of Health recently opined that the prohibition against professional fee splitting would be violated if a billing service company entered into a percentage fee arrangement with its clients, as the Company's billing services subsidiary does with certain of its clients, the opinion is inconsistent with prior Department of Health opinions. Percentage billing arrangements are widely utilized in the billing services industry and an inter-agency task force is being convened to examine the issue. Many aspects of the Company's business and business opportunities have not been the subject of federal or state regulatory review or interpretation, and the Company has neither obtained nor applied for an opinion of any regulatory or judicial authority that its business operations are in compliance with applicable laws and regulations. Thus, there is no assurance that the Company's operations are or have been in compliance at all times with all such laws and regulations. In addition, there is no assurance that a court or regulatory authority will not determine that the Company's past, current or future operations (including the provision of practice management and billing services, the purchase and lease-back of client assets, the ownership or operation of ambulatory surgery facilities, the provision of financing to new or existing clients, the purchase and/or financing of medical accounts receivable, the operation of a preferred provider organization, the arrangement of management care contracts, and, if appropriate, the granting of an equity interest in the Company to a client) violate applicable laws or regulations.

         If the Company's interpretation of the relevant laws and regulations is inaccurate, the Company's business and its prospects could be materially and adversely affected. For example, if the Company were determined to be operating a diagnostic and treatment center or engaged in the corporate practice of medicine, it could be found guilty of criminal offenses and be subject to substantial civil penalties, including fines, and an injunction preventing continuation of its business. The following are among the laws and regulations that affect the Company's operations and development activities: corporate practice of medicine; fee splitting; self-referral laws; anti-kickback and antitrust laws; certificates of need; insurance regulation of diagnostic imaging facilities and ambulatory surgery; Medicare, Medicaid, no-fault insurance and workers' compensation. In addition, the federal government and New York State are considering numerous new laws and regulations that, if enacted or adopted, could result in comprehensive changes to the healthcare industry and the payment for, and availability of, healthcare services.

         Many aspects of the laws and regulations that cover the Company's operations and relationships have not been definitively interpreted by regulatory authorities. Regulatory authorities have broad discretion concerning how these laws and regulations are interpreted and how they are enforced. The Company may, therefore, be subject to lengthy and expensive investigations of its business operations or to prosecutions that may have uncertain merit, by a variety of state and federal governmental authorities. If the Company or any of its physician or hospital clients were found by an agency or judicial authority to be in violation of these laws and regulations, the Company could be subject to criminal and/or civil penalties, including substantial fines, injunctive relief and disqualification from participation in Medicare, Medicaid and other payor programs. Such developments could limit the Company's ability to provide, or could restrict or make unprofitable, some of the services the Company provides to its clients, generally.

         Management of Growth and Expansion; Integration of Acquisitions. The Company is undergoing substantial growth. This growth places significant demands on the Company's management and its technical, financial and other resources. To manage its growth effectively, the Company must maintain a high level of operational quality and efficiency, continue to enhance its operational, financial and management systems and expand, train and manage its management and staff. The Company has only limited experience in simultaneously providing physician practice management services to several practices. To execute its growth strategy, the Company plans to significantly increase the number of physician practices under management. There can be no assurance that the Company will be able to manage growth effectively or attract suitable management and other personnel and maintain its operational systems, and any failure to do so could have a material adverse effect on the Company's business, financial condition and results of operations and the price of its securities. Furthermore, full integration of a physician practice generally requires three to four months, and there can be no assurance that there will not be substantial unanticipated costs or problems associated with the integration effort. During the first three months after an acquisition, the Company's expenses related to the acquired physician practice may exceed the revenues it realizes from such practice and, accordingly, any such acquisitions may have a negative effect on the Company's operating results. As the Company pursues its expansion strategy, there can be no assurance that the Company will be able to continue to successfully integrate acquired physician practices and any failure or inability to do so may have a material adverse effect on the Company's results of operations or financial condition and the Company's ability to continue its expansion.

         Ability to Expand Business. The Company's expansion strategy includes increasing the number and type of medical practices to which it provides management services in its current market, other areas in New York State and selected other markets including New Jersey, and securing contracts on behalf of its clients with managed care organizations. The Company intends to identify primary care and specialty medical practices to be acquired by existing clients or to become clients of the Company, possibly in conjunction with the Company's purchase of certain fixed assets and/or accounts receivable of such medical practices. There is no assurance, however, that suitable medical practices will be identified that are either willing to be acquired or to contract for the management services offered by the Company. In addition, the Company may compete for acquisition opportunities with companies that have greater resources than the Company. Moreover, there is no assurance that the Company can expand its business outside the New York metropolitan area or into other states. In order to operate effectively in new locations, the Company must achieve acceptance in the local market and, in order to operate in other states, the Company must adapt its procedures to each such state's regulatory requirements and systems.

         Dependence on Third-Party Payor Reimbursements. The Company's engagement by GMMS and certain other physician practice clients is based, in part, on such clients' need for the Company's receivables collection skills and its ability to collect payments from third-party payors, primarily automobile no-fault carriers and workers compensation insurers as expeditiously as feasible. See "Inability to Collect or Delay in Collecting Management Fees" above. If the laws and regulations covering these third-party payors are amended, rescinded or overturned with the effect of eliminating this system of payment reimbursement for injured parties, the ability of the Company to market its management services to GMMS and other clients with similar practices could be adversely affected.

         Risk of Lower Margins. Certain services offered by the Company are provided in accordance with fee schedules based on the Company's estimate of the cost of providing these services. Such fee schedules are not readily subject to modification. Accordingly, an unanticipated increase in costs, such as those for personnel, space, equipment or capital, would have a substantial and adverse impact on the Company's operating margins and net income. There is no assurance that the Company's actual costs will not exceed its estimated costs. Both the professional fees earned by hospitals and medical practices and the cost of providing non-medical services to them vary substantially with the nature of the medical activities undertaken, the effectiveness of the medical services provided, the location of the hospital or medical practice and numerous other factors. Further, there is no assurance that the Company's future business relationships will provide margins comparable to those currently earned under existing agreements.

         Cost Containment and Reduction in Reimbursement Rates. Government and private third-party payors are seeking to contain healthcare costs by imposing lower reimbursement and higher utilization rates and negotiating reduced payment arrangements with service providers. One method for achieving this objective has been the use of a resource-based relative value scale ("RBRVS") payment methodology for physician services, initially implemented by the federal government through the Medicare program. The RBRVS fee schedule pays similarly situated physicians the same amount for the same services, with certain geographical and other adjustments. The RBRVS is adjusted each year, and is subject to increases or decreases at the discretion of Congress. The RBRVS payment system has resulted in reduced payment rates for certain of the procedures historically provided by the physician groups managed by the Company. Management estimates that 30% of the 1996 revenues of physician groups to which the Company now provides broad based management services are derived from government sponsored healthcare programs (principally, Medicare, Medicaid and state reimbursed programs) paid on the basis of RBRVS. Payment systems based on RBRVS have also been adopted by certain private third-party payors and may become a predominant fee for service payment methodology, which could reduce payments by those third-party payors. Rates paid by many private third-party payors, including those that provide Medicare supplemental insurance, are based on the physician and hospital's usual and customary charges, which are generally higher than Medicare payment rates. A decrease in the number of privately insured patients seen by the practices managed by the Company could cause the revenues of such practices to decrease and in turn adversely affect the Company's results of operations. Thus, there can be no assurance that the Company's revenues from its relationship with such affiliated physicians will be sufficient to achieve or maintain profitability. The Company believes that cost containment trends will continue to result in a reduction from historical levels in per-patient revenue for medical practices. Further reductions in payments to physicians or other changes in reimbursement for healthcare services could have an adverse effect on the Company's operations. There can be no assurance that the effect of any or all of these changes in third-party reimbursement could be offset by the Company through cost reductions, increased volume, introduction of new services and systems or otherwise.

         Risks Associated with Capitated Fee and Other Managed Care Arrangements. The New York healthcare industry is continuing to experience significant growth in the number of patients covered by health maintenance, preferred provider and other managed care organizations ("MCOs"), including patients covered by Medicare and Medicaid, automobile no-fault and worker's compensation insurance. Access to the populations covered by these managed care arrangements requires that the practices managed by the Company (or the Company on their behalf) contract with, and arrange for their physicians to be admitted as participating providers of, such MCOs. MCO arrangements often contain mechanisms intended to control or reduce utilization of services and may also provide for provider reimbursement on a discounted fee-for-service or, increasingly, on a risk-sharing or capitated basis. Under these arrangements, the healthcare provider often receives a predetermined amount per patient per month in exchange for providing specified services to patients covered by the arrangement. Such arrangements pass the economic risk of providing care from the payor to the provider. While the growth of capitation arrangements could result in greater predictability of revenues for those clients of the Company that enter into such arrangements, it may create new risks and uncertainties for the profitability of these clients and their ability to pay the Company's management fees. Additionally, the Company may be required to negotiate reduced fee or risk sharing arrangements for its clients to maintain their competitive position in the marketplace. There can be no assurance that the physicians who work for the Company's clients will be included in MCOs or that the Company will be able to negotiate satisfactory MCO arrangements for its clients or be able to provide the service of negotiating such arrangements at commercially reasonable rates. To the extent that medical practice clients have reduced profitability as a result of MCO arrangements, there can be no assurance that the Company will be able to derive sufficient revenues from its relationships with such clients to maintain profitability or sustain its current level of operations.

         Competition. The medical practice management field is highly competitive. Potential competitors include large hospitals and a number of public corporations operating through a regional or national network of offices that have greater financial and other resources than the Company. A number of large hospitals in New York State and elsewhere have acquired medical practices and this trend is expected to continue. Further, certain national physician practice management companies have recently begun to enter the New York healthcare market on a limited basis. The Company expects that more competition will develop, in part as a result of its having demonstrated that management companies can operate in the highly regulated New York environment.

         Technological Obsolescence. Both the software and hardware used by the Company in connection with the services it provides have been subject to rapid technological change. Although the Company believes that its technology can be upgraded as necessary, the development of new technologies or refinements of existing technology could make the Company's existing equipment obsolete. Although the Company is not currently aware of any pending technological developments that would be likely to have a material adverse effect on its business, there is no assurance that such developments will not occur. In order to maintain management efficiencies and quality of service provided to its clients, the Company is seeking to develop, with the use of outside consultants, new management information systems, including physician practice management software both for its internal use and use by it and its clients in managing the professional service and business aspects of their practices. New software products used in these systems may contain errors or defects, especially when first introduced, and such errors or defects could have a direct material adverse effect upon the Company's business, operating results and financial condition or an indirect material adverse effect thereon as a result of damage or harm to its clients' medical practices occasioning loss of client relationships or reduced revenues.

         Dependence Upon Key Personnel. The Company is dependent upon the expertise and abilities of its management, including its Chairman and Chief Executive Officer, Steven Rabinovici. The loss of the services of Mr. Rabinovici or other key members of management could have a material adverse effect on the business of the Company. The Company is also indirectly dependent on Dr. Lawrence W. Shields and other senior physicians at GMMS, whose loss could adversely affect GMMS' practice and the financial condition and results of operations of the Company. The Company is the beneficiary of key man insurance policies on the lives of Steven M. Rabinovici and Dr. Lawrence W. Shields in the amounts of $2,000,000 and $10,000,000, respectively.

         Liability to Clients' Patients and Others; Insurance. If misdiagnoses are made by the Company's clients using equipment furnished by the Company or if clients' patients or operating personnel suffer injury as a result of using such equipment or if persons are injured on premises leased by the Company to its clients, liability claims could be filed by such client or patient, as the case may be, against the Company. Further, any substantial liability incurred by a client not covered by insurance could impair that client's ability to pay management fees to the Company. While the Company seeks to protect itself from liability claims both by requiring that its clients carry substantial medical malpractice and other liability insurance and by carrying its own general liability insurance, there is no assurance that such insurance would be adequate to fund such claims or that the insurance companies would not find a basis to deny coverage.

         Effective Subordination. The Debt Securities will be obligations solely of the Company, although certain operations of the Company are currently conducted by subsidiaries. The subsidiaries are separate and distinct legal entities and, unless otherwise provided in any Prospectus Supplement, will have no obligations, contingent or otherwise, to pay any amounts due pursuant to the Debt Securities or to make any funds available to the Company to enable it to make payments on the Debt Securities or meet working capital needs or other liabilities of the Company. The Debt Securities will be effectively subordinated to all existing and future indebtedness and other liabilities and commitments of the Company's subsidiaries, including trade payables. Any right of the Company to receive assets of any subsidiary upon the liquidation or reorganization of such subsidiary (and the consequent rights of the holders of the Debt Securities to participate in those assets) will be effectively subordinated to the claims of such subsidiary's creditors, except to the extent that the Company is itself recognized as a creditor, in which case the claims of the Company would still be subordinated to any security in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by the Company.

         Limitation of Director Liability. The Company's Certificate of Incorporation provides that a director of the Company will not be personally liable to the Company or its shareholders for monetary damages for breach of the fiduciary duty of care as a director, including breaches that constitute gross negligence, subject to certain limitations imposed by the New York Business Corporation Law. Thus, under certain circumstances, neither the Company nor the shareholders will be able to recover damages even if directors take actions that harm the Company.

         Potential Adverse Impact on Market Price of Securities; Shares Eligible for Future Sale; Possible Volatility of Common Share Price. Sales of substantial numbers of Common Shares in the public market or the perception that such sales may occur could materially adversely affect the market price of the Common Shares. On August 15, 1997, a total of 555,555 shares issuable on the conversion of the Company's outstanding convertible subordinated notes, 27,277 shares issued in connection with a bridge loan entered into by the Company prior to its initial public offering and 88,888 shares issued in connection with the acquisition of a billing and collection company were covered by an effective Registration Statement on Form S-3 and may be publicly sold in the discretion of their beneficial owners. Any Common Shares offered hereby will be immediately tradable in the public market without restriction following the issuance of such Common Shares, unless held by affiliates. Sales in the public market of substantial numbers of Common Shares can be expected to affect the price of the Common Shares and could impair the Company's ability to raise additional capital through equity offerings. Securities of many companies, in particular newer and smaller companies, have experienced substantial fluctuations and volatility that in some cases have been unrelated or disproportionate to the performance of the companies themselves. Operating results of the Company, changes in general conditions in the economy or the healthcare industry or other developments affecting the Company or its competitors could cause the market price of the Common Shares to fluctuate substantially.

         No Prior Public Trading Market for the Debt Securities and Preferred Shares. Prior to the offering of any series of Debt Securities or Preferred Shares hereunder, there will have been no public market for such securities and there can be no assurance as to the liquidity of the trading market for such securities or that an active public market will develop or, if developed, will continue. If an active public market does not develop or is not maintained, the market price and liquidity of Debt Securities or Preferred Shares, as the case may be, may be adversely affected.

                       RATIO OF EARNINGS TO FIXED CHARGES


         The following are the ratios of consolidated earnings to fixed charges for the Company for each of the fiscal years ended December 31, 1993 (the Company's first year of operations) through 1996 and for the six months ended June 30, 1996 and 1997:


                                               Fiscal Year Ended                             Six Months Ended
                                                    December 31                                  June 30
                              -----------------------------------------------------     -------------------------
                               1993           1994            1995           1996          1996            1997

Ratio of Earnings
to Fixed Charges               N/A*           N/A*        133.35 to 1     4.26 to 1      8.23 to 1      2.65 to 1

- -------------------
*  There were no fixed charges during this year.

         For purposes of computing this ratio, earnings are defined as income before income taxes plus fixed charges. Fixed charges are interest expense (including the amortization of deferred debt issuance costs) and the portion of rental expense that is representative of the interest factor (deemed to be one-third of minimum operating lease rentals).

                                 USE OF PROCEEDS

         Except as may otherwise be set forth in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of Securities offered hereby for working capital and general corporate purposes, which may include financing of the Company's expansion program or repayment of any outstanding indebtedness of the Company. Pending any of the foregoing applications, the net proceeds may be invested temporarily in short-term, investment grade interest bearing securities.

                         DESCRIPTION OF DEBT SECURITIES

         The Debt Securities may be issued from time to time in one or more series. The particular terms of each series of Debt Securities offered by any Prospectus Supplement will be described therein. The Senior Debt Securities will be issued under the Senior Indenture (the "Senior Indenture"), between the Company and The Chase Manhattan Bank, trustee (the "Senior Trustee") prior to the issuance of the Senior Debt Securities. The Subordinated Debt Securities are to be issued under the Subordinated Indenture (the "Subordinated Indenture"), between the Company and The Chase Manhattan Bank, trustee (the "Subordinated Trustee"). The Senior Indenture and the Subordinated Indenture are sometimes referred to individually as an "Indenture" and collectively as the "Indentures". The Senior Trustee and the Subordinated Trustee are sometimes referred to individually as a "Trustee" and collectively as the "Trustees". The forms of Senior Indenture and Subordinated Indenture are filed as exhibits to the Registration Statement. Each Indenture is subject to and is governed by the Trust Indenture Act of 1939, as amended.

         The statements herein relating to the Debt Securities and the Indentures are summaries and are subject to the detailed provisions of the Indentures. The following summaries of certain provisions of the Indentures do not purport to be complete and are subject to, and qualified in their entirety by reference to, the Indentures, and, with respect to any particular Debt Securities, to the description thereof in the applicable Prospectus Supplement. The definitions of certain capitalized terms used in the following summary are set forth below under "Certain Definitions."

General

         Neither Indenture limits the aggregate amount of Debt Securities that may be issued thereunder, and Debt Securities may be issued thereunder from time to time in separate series up to the aggregate amount from time to time authorized by the Company for each series. The Senior Debt Securities when issued will be direct, unsecured obligations of the Company and will rank equally with all other unsecured and unsubordinated indebtedness of the Company. The Senior Debt Securities will be effectively subordinated to any secured indebtedness of the Company and to any indebtedness or other obligations, including trade payables, of the Company's subsidiaries to the extent of the assets of such subsidiaries. The Subordinated Debt Securities will be unsecured obligations of the Company and will be subordinated in right of payment to all Senior Indebtedness.

         The applicable Prospectus Supplement will describe the following terms of the series of Debt Securities in respect of which this Prospectus is being delivered:

         (1) The title of such Debt Securities and whether such Debt Securities will be Senior Debt Securities or Subordinated Debt Securities.

         (2) The aggregate principal amount of such Debt Securities.

         (3) The date or dates on which such Debt Securities will mature.

         (4) The rate or rates of interest, if any, or the method of calculation thereof, that such Debt Securities will bear, the date or dates from which any such interest will accrue, the interest payment dates on which any such interest on such Debt Securities will be payable and the regular record date for any interest payable on any interest payment date.

         (5) The place or places where the principal of and any premium and interest on such Debt Securities will be payable.

         (6) The period or periods within which, the events upon the occurrence of which, and the price or prices at which, such Debt Securities may, pursuant to any optional or mandatory provisions, be redeemed or purchased, in whole or in part, by the Company and any terms and conditions relevant thereto.

         (7) The obligations of the Company, if any, to redeem or repurchase such Debt Securities at the option of the holders thereof.

         (8) The denominations in which any such Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof.

         (9) Whether such Debt Securities will be convertible into or exchangeable for Common Shares or other Securities and, if so, the terms and conditions upon which such Debt Securities will be convertible or exchangeable.

         (10) Any index or formula used to determine the amount of payments of principal of and any premium and interest on such Debt Securities.

         (11) The provision for any sinking fund or analogous payments.

         (12) If other than the principal amount thereof, the portion of the principal amount of such Debt Securities that will be payable upon acceleration of the maturity thereof.

         (13) If the principal amount of any Debt Securities that will be payable at the maturity thereof will not be determinable as of any date prior to such maturity, the amount that will be deemed to be the outstanding principal amount of such Debt Securities.

         (14) Any provisions in modification of, in addition to or in lieu of any of the provisions concerning defeasance and covenant defeasance contained in the applicable Indenture that will be applicable to such Debt Securities.

         (15) Any provisions granting special rights to the holders of Debt Securities upon the occurrence of such events as may be specified.

         (16) Whether any of such Debt Securities are to be issuable in permanent global form ("Global Security") and if so, the terms and conditions, if any, upon which interests in such Debt Securities in global form may be exchanged, in whole or in part, for the individual Debt Securities represented thereby.

         (17) The applicability of, and modifications to, any provisions described under "Events of Default" and any additional Event of Default applicable thereto.

         (18) Any covenants applicable to such Debt Securities in addition to, or in lieu of, the covenants described under "--Certain Covenants of the Company".

         (19) Whether such Debt Securities are secured.

         (20) If other than the applicable Trustee, any fiscal or authenticating or paying agent, issuing and paying agent, transfer agent or registrar or any other person or entity to act in connection with such Debt Securities for or on behalf of the holders thereof or the Company or an affiliate.

         (21) The person to whom any interest on any Debt Security of the series shall be payable if other than the person in whose name the Debt Security is registered on the regular record date.

         (22) Any other specific terms, conditions or provisions of such Debt Securities.

         The Debt Securities referred to on the cover page of this Prospectus, and any additional debt securities issued under an Indenture, are herein collectively referred to, while a single Trustee is acting with respect to all debt securities issued under such Indenture, as the "Indenture Securities". Each Indenture provides that there may be more than one Trustee thereunder, each with respect to one or more series of Indenture Securities. At a time when two or more Trustees are acting under either Indenture, each with respect to only certain series, the term "Indenture Securities" as used herein shall mean the one or more series with respect to which each respective Trustee is acting. In the event that there is more than one Trustee under either Indenture, the powers and trust obligations of each Trustee as described herein will extend only to the one or more series of Indenture Securities for which it is the Trustee. If two or more Trustees are acting under either Indenture, then the Indenture Securities for which each Trustee is acting would in effect be treated as if issued under separate indentures.

         Debt Securities may be issued at a discount from their principal amount. United States Federal income tax considerations and other special considerations applicable to any such original issue discount Debt Securities will be described in the applicable Prospectus Supplement.

         Certain Definitions

         "Capital Stock" of any person means any and all shares, interests, partnership interests, participations, rights in or other equivalents (however designated) of such person's equity interest (however designated).

         "Capitalized Lease Obligation" means, with respect to any person, an obligation incurred or assumed under or in connection with any capital lease of real or personal property that, an obligation incurred or assumed under or in connection with any capital lease of real or personal property that, in accordance with GAAP, has been recorded as a capitalized lease.

         "Closing Date" means, with respect to any Debt Securities, the date on which such Debt Securities are originally issued under the applicable Indenture.

         "Consolidated Net Worth" means, at any date of determination, shareholders' equity of the Company and its Restricted Subsidiaries as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries, less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Debt, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

         "Debt" means (without duplication), with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent (a) every obligation of such person for money borrowed, (b) every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, (c) every reimbursement obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person, (d) every obligation of such person issued or assumed as the deferred purchase price of property or services, (e) Capitalized Lease Obligations, (f) all Disqualified Stock of such person valued at its maximum fixed repurchase price, plus accrued and unpaid dividends, (g) all obligations of such person under or in respect of Hedging Agreements, and (h) ever obligation of the type referred to in clauses (a) through (g) if another person and all dividends of another person the payment of which, in either case, such person has guaranteed. For purposes of this definition, the "maximum fixed repurchase price" of any Disqualified Stock that does not have a fixed repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Debt is required to be determined pursuant to the applicable Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value will be determined in good faith by the board of directors of the issuer of such Disqualified Stock. Notwithstanding the foregoing, trade accounts payable and accrued liabilities arising in the ordinary course of business and any liability for federal, state or local taxes or other taxes owed by such person will not be considered Debt for purposes of this definition.

         "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

         "Disqualified Stock" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise (i) is or upon the happening of any event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the Notes, (ii) is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity or (iii) at the option of the holder thereof, is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, that are in effect from time to time.

         "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A person will be deemed to own subject to a Lien any property that such person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

         "Restricted Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary.

         "Significant Subsidiary" means any Restricted Subsidiary of the Company that together with its Subsidiaries, (a) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated net sales of the Company and its Restricted Subsidiaries or (b) as to the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, in the case of either (a) or (b), as set forth on the most recently available consolidated financial statements of the Company for such fiscal year or (c) was organized or acquired since the end of such fiscal year and would have been a Significant Subsidiary if it had been owned during such fiscal year.

         "Stated Maturity" means, when used with respect to any Debt Security or any installment of interest thereon, the date specified in such Debt Security as the fixed date on which the principal of such Debt Security or installment of interest is due and payable and, when used with respect to any other Debt, means the date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt or any installment of interest thereon is due and payable.

         "Subsidiary" means any person a majority of the equity ownership or Voting Stock of which is at the time owned, directly or indirectly, by the Company and/or one or more other Subsidiaries of the Company.

         "Unrestricted Subsidiary" means (a) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary in accordance with the "Unrestricted Subsidiaries" covenant and (b) any Subsidiary of an Unrestricted Subsidiary.

Certain Covenants of the Company

         Unless otherwise specified in the applicable Prospectus Supplement, the following covenants contained in the Indentures shall be applicable with respect to each series of Debt Securities:

         Limitation on Investment Company Status. The Company shall not take any action, or otherwise permit to exist any circumstance, that would require the Company or any of its subsidiaries to register as an "investment company" under the Investment Company Act of 1940, as amended.

         Reports. The Company will be required to file on a timely basis with the Commission, to the extent such filings are accepted by the Commission and whether or not the Company has a class of securities registered under the Exchange Act, the annual reports, quarterly reports and other documents that the Company would be required to file if it were subject to Section 13 or 15(d) of the Exchange Act. The Company will also be required (a) to file with the applicable Trustee, and provide to each holder of Debt Securities, without cost to such holder, copies of such reports and documents within 15 days after the date on which the Company files such reports and documents with the Commission or the date on which the Company would be required to file such reports and documents if the Company were so require and (b) if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, to supply at the Company's cost copies of such reports and documents to any prospective holder of Debt Securities promptly upon written request.

Subordination of Subordinated Debt Securities

         The payment of the principal of (and premium, if any, on) and interest, if any, on the Subordinated Debt Securities will be expressly subordinated, to the extent and in the manner set forth in the Subordinated Indenture, in right of payment to the prior payment in full of all present and future Senior Indebtedness of the Company. If so indicated in the applicable Prospectus Supplement, the provisions regarding subordination of the Subordinated Debt Securities set forth in the Subordinated Indenture (or the definition of any term used therein) may differ from the provisions set forth below.

         Upon any payment or distribution of assets of the Company to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency or similar proceedings of the Company (except in connection with the consolidation or merger of the Company or its liquidation or dissolution following the conveyance, transfer or lease of its properties and assets substantially as an entirety, upon the terms and conditions described under "Consolidation, Merger and Sale of Assets"), the holders of Senior Debt will first be entitled to receive payment in full, in cash or cash equivalents, of all amounts due or to become due on or in respect of such Senior Debt before the holders of Subordinated Debt Securities are entitled to receive any payment of principal of (or premium, if any) or interest on the Subordinated Debt Securities or on account of the purchase or redemption or other acquisition of Subordinated Debt Securities by the Company or any Subsidiary of the Company. In the event that, notwithstanding the foregoing, the Subordinated Trustee or the holder of any Subordinated Debt Securities receives any payment or distribution of assets of the Company of any kind or character (excluding equity or subordinated securities of the Company provided for in a plan of reorganization or readjustment that, in the case of subordinated securities, are subordinated in right of payment to all Senior Debt to at least the same extent as the Subordinated Debt Securities are so subordinated), before all the Senior Debt is paid in full, then such payment or distribution will be held in trust for the holders of Senior Debt and will be required to be paid over or delivered forthwith to the trustee in bankruptcy or other person making payment or distribution of assets of the Company for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay the Senior Debt in full.

         The Company may not make any payments on account of the Subordinated Debt Securities or on account of the purchase or redemption or other acquisition of Subordinated Debt Securities if a default in the payment when due of principal of (or premium, if any) or interest on Specified Senior Debt has occurred and is continuing, or a default (a "Senior Payment Default"). In addition, if any default (other than a Senior Payment Default) with respect to any Specified Senior Debt permitting the holders thereof (or a trustee or agent on behalf thereof) to accelerate the maturity thereof (a "Senior Nonmonetary Default") has occurred and is continuing and the Company and the Subordinated Trustee have received written notice thereof from an authorized person on behalf of any holder of Specified Senior Debt, then the Company may not make any payments on account of the Subordinated Securities for a period (a "blockage period") commencing on the date the Company and the Subordinated Trustee receive such written notice (a "Blockage Notice") and ending on the earliest of (x) 179 days after such date (the "Initial Period"), (y) the date, if any, on which the Specified Senior Debt to which such default relates is discharged or such default is waived or otherwise cured and (z) the date, if any, on which such blockage period has been terminated by written notice to the Company or the Subordinated Trustee from the person who gave the Blockage Notice. Any number of additional payment blockage periods shall extend beyond the Initial Period. After the expiration of the Initial Period, no payment blockage period may be commenced until at least 181 consecutive days shall have elapsed from the last day of the Initial Period. No Senior Nonmonetary Default that existed or was continuing on the date of the commencement of any blockage period with respect to the Specified Senior Debt initiating such blockage period will be, or can be, made the basis for the commencement of a subsequent blockage period, unless such default has been cured or waived for a period of not less than 90 consecutive days. In the event that, notwithstanding the foregoing, the Company makes any payment to the Subordinated Trustee or the holder of any Subordinated Debt Securities prohibited by these blockage provisions, then such payment will be held in trust for the holders of Senior Debt and will be required to be paid over and delivered forthwith to the holders of the Senior Debt remaining unpaid, to the extend necessary to pay in full all the Senior Debt.

         By reason of such subordination, in the event of insolvency, creditors of the Company who are not holders of Senior Debt or the Subordinated Debt Securities may recover less, ratably, than holders of Senior Debt and may recover more, ratably, than the holders of the Subordinated Debt Securities.

         The subordination provisions described above will cease to be applicable to the Notes upon any defeasance or covenant defeasance of the Notes as described under "Defeasance or Covenant Defeasance of Indentures".

         The terms "Senior Debt" and "Specified Senior Debt" will be defined in the applicable Prospectus Supplement for an offering of Subordinated Debt Securities.

         If this Prospectus is being delivered in connection with the offering of a series of Subordinated Debt Securities, the applicable Prospectus Supplement or the information incorporated by reference therein will set forth the approximate amount of Senior Debt outstanding as of a recent date.

Events of Default

         Unless otherwise specified in the applicable Prospectus Supplement, the following will constitute "Events of Default" under each Indenture with respect to Debt Securities of any series (unless they are inapplicable to such series of Debt Securities or they are specifically deleted in the supplemental indenture or the Board Resolution under which such series of Debt Securities is issued or has been modified):

         (a) default in the payment of any interest on any Debt Security of such series when it becomes due and payable, and continuance of such default for a period of 30 days;

         (b) default in the payment of the principal of (or premium, if any, on) any Debt Security of such series when due;

         (c) failure to perform or comply with the applicable Indenture provisions described under "Consolidation, Merger and Sale of Assets";

         (d) default in the performance, or breach, of any covenant or agreement of the Company contained in the applicable Indenture (other than a default in the performance, or breach, of a covenant or agreement that is specifically dealt with elsewhere therein), and continuance of such default or breach for a period of 60 days after written notice has been given to the Company by the applicable Trustee or to the Company by such Trustee or to the Company and such Trustee by the holders of at least 25% in aggregate principal amount of the Debt Securities of such series then outstanding as provided in such Indenture;

         (e) (i) an event of default has occurred under any mortgage, bond, indenture, loan agreement or other document evidencing an issue of Debt of the Company or any Significant Subsidiary, which issue has an aggregate outstanding principal amount of not less than $[__] million, and such default has resulted in such Debt becoming, whether by declaration or otherwise, due and payable prior to the date on which it would otherwise become due and payable or (ii) a default in any payment when due at final maturity of any such Debt;

         (f) failure by the Company or any of its Subsidiaries to pay one or more final judgments the uninsured portion of which exceeds in the aggregate $[__] million, which judgment or judgments are not paid, discharged or stayed for a period of 60 days;

         (g) the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Significant Subsidiary; or

         (h) any other Event of Default specified for such series.

         If an Event of Default (other than as specified in clause (g) above) occurs and is continuing under the Indenture applicable to any series of Debt Securities, the applicable Trustee or the holders of not less than 25% in aggregate principal amount of the Debt Securities of such series then outstanding may declare the principal of all of the outstanding Debt Securities of such series immediately due and payable and, upon any such declaration, such principal will become due and payable immediately.

         If an Event of Default specified in clause (g) above occurs and is continuing, then the principal of all of the outstanding Debt Securities of any series will ipso facto become and be immediately due and payable without any declaration or other act on the part of the applicable Trustee or any holder of Debt Securities of such series.

         At any time after a declaration of acceleration under either Indenture, but before a judgment or decree for payment of the money due has been obtained by the applicable Trustee, the holders of a majority in aggregate principal amount of the outstanding Debt Securities of any series, by written notice to the Company and such Trustee, may rescind such declaration and its consequences if (i) the Company has paid or deposited with such Trustee a sum sufficient to pay (A) all overdue interest on all Debt Securities of such series, (B) all unpaid principal of (and premium, if any, on) any outstanding Debt Securities of such series that has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Debt Securities of such series, (C) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Debt Securities of such series, and (D) all sums paid or advanced by such Trustee under such Indenture and the reasonable compensation, expenses, disbursements and advances of such Trustee, its agents and counsel; and (ii) all Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on the Debt Securities of such series that have become due and solely by such declaration of acceleration have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereto.

         The holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of any series may, on behalf of the holders of all of the Debt Securities of such series, waive any past defaults under the applicable Indenture, except a default in the payment of the principal of (and premium, if any on) or interest on any Debt Securities of such series, or in respect of a covenant or provision that under such Indenture cannot be modified or amended without the consent of the holder of each such Debt Security outstanding.

         If a Default or an Event of Default occurs with respect to a series of Debt Securities and is continuing and is known to either Trustee, the applicable Trustee will mail to each holder of the Debt Securities of such series notice of the Default or Event of Default within 90 days after the occurrence thereof. Except in the case of a Default or an Event of Default in payment of principal of (and premium, if any, on) or interest on any Debt Securities of any series, such Trustee may withhold the notice to the holders of the Debt Securities of such series if a committee of its trust officers in good faith determines that withholding such notice is in the interests of the holders of the Debt Securities of such series.

         The Company is required to furnish to the Trustees annual statements as to the performance by the Company of their respective obligations under the applicable Indenture and as to any default in such performance. The Company is also required to notify the applicable Trustee within five days of any Default.

Satisfaction and Discharge of the Indentures and the Debt Securities

         Upon the request of the Company, an Indenture will cease to be of further effect (except as to surviving rights of registration of transfer of the Debt Securities of any series outstanding under such Indenture, as expressly provided for in such Indenture) and the applicable Trustee, at the expense of the Company, will execute proper instruments acknowledging satisfaction and discharge of such Indenture when (a) either (i) all the Debt Securities of any series theretofore authenticated and delivered (other than destroyed, lost or stolen Debt Securities of any series that have been replaced or paid and Debt Securities of any series that have been subject to defeasance under "Defeasance or Covenant Defeasance of Indentures") have been delivered to such Trustee for cancellation or (ii) all Debt Securities of any series not theretofore delivered to such Trustee for cancellation (A) have become due and payable, (B) will become due and payable at maturity within one year or (C) at to be called for redemption within one year under arrangements satisfactory to such Trustee for the giving of notice of redemption by such Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with such Trustee funds in trust for the purpose and in an amount sufficient to pay and discharge the entire Debt on such Debt Securities of any series not theretofore delivered to such Trustee for cancellation, for principal (and premium, if any, on) and interest on the Debt Securities of any series to the date of such deposit (in the case of Debt Securities of any series that have become due and payable) or to the Stated Maturity or Redemption Date (as defined in the Indentures), as the case may be; (b) the Company has paid or caused to be paid all sums payable under such Indenture by the Company; and (c) the Company has delivered to such Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided in such Indenture relating to the satisfaction and discharge of such Indenture have been complied with.

Modification and Waiver

         Modifications and amendments of an Indenture may be made by the Company and the Trustee with the consent of the holders of a majority in aggregate outstanding principal amount of the Debt Securities of any series to be offered under the Indenture; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Debt Security of such series affected thereby,

         (a) change the Stated Maturity of the principal of, or any installment of interest on, any Debt Securities of such series, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change any place of payment where any Debt Securities of such series or any premium or the interest thereon is payable or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

         (b) reduce the percentage in principal amount of outstanding Debt Securities of such series, the consent of whose holders is required for any waiver of compliance with certain provisions of, or certain defaults and their consequences provided for under, such Indenture; or

         (c) in the case of the Subordinated Indenture, modify any provisions relating to subordination of the Debt Securities of such series in a manner materially adverse to the holders thereof.

         The holders of a majority in aggregate principal amount of the Debt Securities of any series outstanding may waive compliance with certain restrictive covenants and provisions of the Indenture with respect to such series.

         Modification and amendment of an Indenture may be made by the Company and the applicable Trustee thereunder, without the consent of any holder, for any of the following purposes: (a) to evidence the succession of another person to the Company as obligor under such Indenture; (b) to add to the covenants of the Company for the benefit of the holders of all or any series of Indenture Securities issued under such Indenture and any related coupons or to surrender any right or power conferred upon the Company by such Indenture; (c) to add Events of Default for the benefit of the holders of all or any series of Indenture Securities; (d) to add to or change any provisions of such Indenture to facilitate the issuance of, or to liberalize the terms of, Bearer Securities, or to permit or facilitate the issuance of Indenture Securities in uncertificated form, provided that any such actions do not adversely affect the holders of such Indenture Securities or any related coupons; (e) to change or eliminate any provisions of such Indenture, provided that any such change or elimination will become effective only when there are no such Indenture Securities outstanding of any series created prior thereto which are entitled to the benefit of such provisions; (f) in the case of the Senior Debt Securities to secure the Indenture Securities under the Senior Indenture pursuant to the Senior Indenture, or otherwise; (g) to establish the form or terms of such Indenture Securities of any series and any related coupons; (h) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under such Indenture by more than one Trustee; (i) to cure any ambiguity, defect or inconsistency in such Indenture, provided such action does not adversely affect the interests of holders of Indenture Securities of a series issued thereunder or any related coupons in any material respect; or (j) to supplement any of the provisions of such Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of Indenture Securities thereunder, provided that such action shall not adversely affect the interests of the holders of any such Indenture Securities and any related coupons in any material respect.

Consolidation, Merger and Sale of Assets

         Unless otherwise provided in the Prospectus Supplement, each Indenture provides that the Company may not consolidate with or merge with or into any other person or, directly or indirectly, convey, sell, assign, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any other person (in one transaction or a series of related transactions), unless:

         (a) either (i) the Company is the surviving corporation or (ii) the person (if other than the Company) formed by such consolidation or into which the Company is merged or the person that acquires by sale, assignment, transfer, lease or other disposition of its properties and assets of the Company substantially as an entirety (the "Surviving Entity") (A) is a corporation, partnership or trust organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and (B) expressly assumes, by a supplemental indenture in form satisfactory to the applicable Trustee, all of the Company's obligations under such Indenture and any Debt Securities issued thereunder;

         (b) immediately after giving effect to such transaction and treating any obligation of the Company or a Restricted Subsidiary in connection with or as a result of such transaction as having been incurred as of the time of such transaction, no Default or Event of Default has occurred and is continuing;

         (c) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the Company (or of the Surviving Entity if the Company is not the continuing obligor under such Indenture) is equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;

         (d) immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available, the Company (or the Surviving Entity if the Company is not the continuing obligor under such Indenture) could incur at least $1.00 of additional Debt (other than Permitted Debt (as defined in such Indenture)) pursuant to the first paragraph of any "Limitation on Debt" covenant applicable to any series of Debt Securities;

         (e) if any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of any "Limitation on Liens" covenant applicable to any series of Debt Securities are complied with; and

         (f) the Company delivers, or causes to be delivered, to such Trustee, in form and substance reasonably satisfactory to such Trustee, an officers' certificate and an opinion of counsel, each stating that such transaction complies with the requirements of such Indenture.

         In the event of any transaction described in and complying with the conditions listed in the first paragraph of this covenant and in which the Company is not the continuing obligor under such Indenture, the Surviving Entity will succeed to, and be substituted for, and may exercise every right and power of, the Company under such Indenture, and thereafter the Company will be discharged from all its obligations and covenants under such Indenture and the Debt Securities.

Defeasance or Covenant Defeasance of Indentures

         Unless the Prospectus Supplement relating to the Offered Debt Securities otherwise provides, the Company may, at its option and at any time, terminate the obligations of the Company with respect to the outstanding Debt Securities of any series ("defeasance"). Such defeasance means that the Company will be deemed to have paid and discharged the entire Debt represented by the outstanding Debt Securities of such series, except for (a) the rights of holders of outstanding Debt Securities of such series to receive payments in respect of the principal of (and premium, if any, on) and interest on such Debt Securities when such payments are due, (b) the Company's obligations to issue temporary Debt Securities of such series, register the transfer or exchange of any Debt Securities of such series, replace mutilated, destroyed, lost or stolen Debt Securities of such series, maintain an office or agency for payments in respect of the Debt Securities of any series and segregate and hold such payments in trust, (c) the rights, powers, trusts, duties and immunities of the applicable Trustee and (d) the defeasance provisions of the applicable Indenture. In addition, the Company may, at its option and at any time, elect to terminate the obligations of the Company with respect to certain covenants set forth in such Indenture, and any failure to comply with such obligations would not constitute a Default or an Event of Default with respect to the Debt Securities of such series ("covenant defeasance").

         In order to exercise either defeasance or covenant defeasance, (a) the Company must irrevocably deposit or cause to be deposited with the applicable Trustee, as funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Debt Securities of a series, money in an amount, of U.S. Government Obligations (as defined in the Indentures) that through the scheduled payment of principal and interest thereon will provide money in an amount, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of (and premium, if any, on) and interest on the outstanding Debt Securities of such series at maturity (or upon redemption, if applicable) of such principal or installment of interest; (b) no Default or Event of Default has occurred and is continuing on the date of such deposit or, insofar as an event of bankruptcy under clause (g) of "Events of Default" above is concerned, at any time during the period ending on the 91st day after the date of such deposit; (c) such defeasance or covenant defeasance may not result in a breach or violation of, or constitute a default under, the Indenture or any material agreement or instrument to which the Company is a party or by which it is bound; (d) in the case of defeasance, the Company must deliver to such Trustee an opinion of counsel stating that the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or there has been a change in applicable federal income tax law, to the effect, and based thereon such opinion must confirm that, the holders of the outstanding Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; (e) in the case of covenant defeasance, the Company must have delivered to such Trustee an opinion of counsel to the effect that the Holders of the outstanding Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and (f) the Company must have delivered to such Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

Governing Law

         The Indentures and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

Form, Registration, Transfer and Payment

         Unless otherwise indicated in the applicable Prospectus Supplement, the Debt Securities will be issued only in fully registered form in denominations of $1,000 or integral multiples thereof. Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal, premium, if any, and interest on the Debt Securities will be payable, and the transfer of Debt Securities will be registerable, at the office or agency of the Company maintained for such purposes and at any other office or agency maintained for such purpose. No service charge will be made for any registration of transfer of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

         All monies paid by the Company to a Paying Agent (as defined in the Indentures) for the payment of principal of and any premium or interest on any Debt Security which remain unclaimed for two years after such principal, premium or interest has become due and payable may be repaid to the Company and thereafter the Holder (as defined in the Indentures) of such Debt Security may look only to the Company for payment thereof.

Book-Entry Debt Securities

         The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a Depositary ("Depositary") or its nominee identified in the applicable Prospectus Supplement. In such a case, one or more Global Securities will be issued in a denomination or aggregate denomination equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series to be represented by such Global Security or Global Securities. Unless and until it is exchanged in whole or in part for Debt Securities in registered form, a Global Security may not be registered for transfer or exchange except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any nominee to a successor Depositary or a nominee of such successor Depositary and except in the circumstances described in the applicable Prospectus Supplement.

         The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Global Security will be described in the applicable Prospectus Supplement. The Company expects that the following provisions will apply to depositary arrangements.

         Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities which are to be represented by a Global Security to be deposited with or on behalf of a Depositary will be represented by a Global Security registered in the name of such Depositary or its nominee. Upon the issuance of such Global Security, and the deposit of such Global Security with or on behalf of the Depositary for such Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such Depositary or its nominee ("participants"). The accounts to be credited will be designated by the underwriters of, or agents for, such Debt Securities or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in such Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee for such Global Security. Ownership of beneficial interests in such Global Security by persons that hold through participants will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such Global Securities.

         Debt Securities will be issued in fully registered, certificated form ("Definitive Securities") to holders or their nominees, rather than to the Depositary or its nominee, only if (a) the Depositary advises the applicable Trustee in writing that the Depositary is no longer willing or able to discharge properly its responsibilities as depositary with respect to such Debt Securities and it is unable to locate a qualified successor, (b) the Company, at its option, elects to terminate the book-entry system or (c) after the occurrence of an Event of Default with respect to such Debt Securities, a Holder of Debt Securities advises the applicable Trustee in writing that it wishes to receive a Definitive Security.

         Upon the occurrence of any event described in the immediately preceding paragraph, the applicable Trustee will be required to notify all applicable holders through the Depositary and its participants of the availability of Definitive Securities. Upon surrender by the Depositary of the definitive certificates representing the corresponding Debt Securities and receipt of instructions for re-registration, such Trustee will reissue such Debt Securities as Definitive Securities to such holders.

         So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or nominee will be considered the sole owner or holder of the Securities represented by such Global Security for all purposes under the applicable Indenture. Unless otherwise specified in the applicable Prospectus Supplement, owners of beneficial interests in such Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in certificated form and will not be considered the holders thereof for any purposes under the applicable Indenture. Accordingly, each person owning a beneficial interest in such Global Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under such Indenture. The Company understands that under existing industry practices, if the Company requests any action of holders or an owner of a beneficial interest in such Global Security desires to give any notice or take any action a holder is entitled to give or take under the applicable Indenture, the Depositary would authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

         Principal of and any premium and interest on a Global Security will be payable in the manner described in the applicable Prospectus Supplement.

Regarding the Trustees

         The Indentures contains certain limitations on the right of the Trustees, should any Trustee become a creditor of the Company, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. The Trustees will be permitted to engage in certain other transactions; however, if any Trustee acquires any conflicting interest and there is a default under the Debt Securities, it must eliminate such conflict or resign.

         Either Trustee may resign or be removed with respect to one or more series of Indenture Securities and a successor Trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as Trustee with respect to different series of Indenture Securities, each such Trustee shall be a Trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other such Trustee, and any action described herein to be taken by the "Trustee" may then be taken by each such Trustee with respect to, and only with respect to, the one or more series of Indenture Securities for which it is Trustee.

                    DESCRIPTION OF OUTSTANDING CAPITAL STOCK

      The authorized capital stock of the Company consists of 20,000,000 Common Shares, par value $.001 per share, and 2,000,000 Preferred Shares, par value $.001 per share, issuable in series, none of which are outstanding. The Company proposes, subject to shareholder approval, to file an amendment to its Certificate of Incorporation increasing its authorized Common Shares to 40,000,000.

      On August 25, 1997, there were outstanding (a) 10,743,829 Common Shares,
(b) stock options to purchase an aggregate of 1,778,013 Common Shares (of which options to purchase an aggregate of approximately 400,000 Common Shares were currently exercisable), (c) convertible subordinated debentures entitling the holders thereof to purchase an aggregate of 4,671,875 Common Shares and (d) convertible subordinated notes entitling the holders thereof to purchase an aggregate of 555,555 Common Shares. No Preferred Shares had been issued as of such date.

                          DESCRIPTION OF COMMON SHARES

         Under the Certificate of Incorporation, the Company is currently authorized to issue up to 20,000,000 of its Common Shares. The Prospectus Supplement relating to an offering of Common Shares will describe terms relevant thereto, including the number of shares offered, any initial offering price, and market price and dividend information.

      The following description of the Common Shares of the Company is a summary of certain provisions of the Company's Certificate of Incorporation and By-laws.

         Subject to the rights of the holders of any outstanding Preferred Shares, holders of Common Shares are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. See also "Description of Preferred Shares - Dividend Rights".

         Holders of the Common Shares are entitled to one vote for each share held of record by them on all matters voted upon by the shareholders of the Company, including the election of directors. The Common Shares do not have cumulative voting rights. Election of directors is decided by the holders of a plurality of the shares entitled to vote and present in person or by proxy at a meeting for the election of directors. See "Description of Preferred Shares - Voting Rights" for a discussion of the voting rights of any Preferred Shares that might be issued in the future.

         In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, after the payment or provision for payment of the debts and other liabilities of the Company and the preferential amounts to which holders of the Company's Preferred Shares are entitled (if any Preferred Shares are then outstanding), the holders of Common Shares are entitled to share ratably in the remaining assets of the Company.

         The outstanding Common Shares are, and any Common Shares offered hereby upon issuance and payment therefor will be, fully paid and non-assessable. The Common Shares have no preemptive or conversion rights and there are no redemption or sinking fund provisions applicable thereto.

         The Common Shares of the Company will be listed on The New York Stock Exchange under the symbol "CMI". The transfer agent and registrar is Continental Stock Transfer & Trust Company.

         Steven Rabinovici, David Jacaruso, Marie Graziosi, Dennis Shields and Dr. Lawrence Shields, founders of the Company, are parties to a June 1995 Shareholders' Agreement pursuant to which they have agreed to vote (and subsequently voted) all of their shares of the Company, for a period of ten years, in favor of election to the Board of Directors of the Company and for such other or additional nominees as may be designated from time to time and approved by the Board and to vote on all other matters in accordance with the recommendations of the Board. Mr. Rabinovici is the Chairman of the Board and Chief Executive Officer of the Company, Mr. Jacaruso is the Vice Chairman of the Board and President of the Company and Dennis Shields, the son of Dr. Shields, is the Executive Vice President and a director of the Company. Marie Graziosi is the wife of David Jacaruso. Dr. Shields is a founder of CMI, the Company's second largest shareholder and the founder and a 95% shareholder of GMMS. At August 28, 1997 Messrs. Rabinovici, Jacaruso, Shields, Ms. Graziosi and Dr. Lawrence Shields beneficially owned an aggregate of approximately 2,265,081 shares or 21.08% of the Company's outstanding Common Shares.

                         DESCRIPTION OF PREFERRED SHARES
General

         The following summary does not purport to be complete and is subject in all respects to applicable New York law and the Company's Certificate of Incorporation.

         The Company is authorized by its Certificate of Incorporation to issue 2,000,000 Preferred Shares. The Board of Directors is authorized to designate with respect to each new series of Preferred Shares the number of shares in each series, the dividend rates and dates of payment, voluntary and involuntary liquidation preferences, redemption prices, whether or not dividend, shall be cumulative and, if cumulative, the date or dates from which the same shall be cumulative, the sinking fund provisions, if any, for redemption or purchase of shares, the rights, if any, and the terms and conditions on which shares can be converted into or exchanged for, or the rights to purchase, shares of any other class or series, and the voting rights, if any. Any Preferred Shares issued will rank prior to the Common Shares as to dividends and as to distributions in the event of liquidation, dissolution or winding up of the Company. The ability of the Board of Directors to issue Preferred Shares, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting powers of holders of Common Shares and, under certain circumstances, may discourage an attempt by others to gain control of the Company. The Company may amend from time to time its Certificate of Incorporation to increase the number of authorized Preferred Shares. Any such amendment would require the approval of the holders of a majority of the outstanding Common Shares and the approval of the holders of a majority of the outstanding shares of all series of Preferred Shares voting together as a single class without regard to series. As of the date of this Prospectus, the Company had no Preferred Shares outstanding.

         The applicable Prospectus Supplement will describe the following terms of the offered series of Preferred Shares: (a) title and stated value of such series; (b) the number of shares in such series; (c) the dividend payment dates and the dividend rate or method of determination or calculation of such terms applicable to the series; (d) applicable redemption provisions, if any; (e) sinking fund or purchase fund provisions, if any; (f) the fixed liquidation price and fixed liquidation premium, if any, applicable to the series; (g) the conversion rights, if any, and the rate or basis of exchange or conversion into other securities or method of determination thereof applicable to the series, if any; (h) whether interests in such series will be represented by Depositary Shares; (i) applicable voting rights; and (j) any other terms applicable thereto.

Redemption

         A series of Preferred Shares may be redeemable, in whole or in part, at the option of the Company, and may be subject to mandatory redemption, in each case upon terms, at the times and at the redemption prices set forth in the Prospectus Supplement relating to such series.

         The applicable Prospectus Supplement for any series of Preferred Shares that is subject to mandatory redemption will specify the number of shares of such series of Preferred Shares that shall be redeemed by the Company on the date or dates to be specified, at a redemption price per share to be specified, together with an amount equal to any accrued and unpaid dividends thereon to the date of redemption.

         If fewer than all the outstanding shares of any series of Preferred Shares are to be redeemed, whether by mandatory or optional redemption, the selection of the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors or a duly authorized committee thereof, or by any other method which may be determined by the Board of Directors or such committee to be equitable. From and after the date of redemption (unless default shall be made by the Company in providing for the payment of the redemption price), dividends shall cease to accrue on the Preferred Shares called for redemption and all rights of the holders thereof (except the right to receive the redemption price) shall cease.

Conversion Rights; Preemptive Rights

         The applicable Prospectus Supplement for any series of Preferred Shares will state the terms, if any, on which shares of that series are convertible into Common Shares or another series of preferred shares of the Company. The Preferred Shares will have no preemptive rights.

Dividend Rights

         The holders of the Preferred Shares of each series shall be entitled to receive, if and when declared payable by the Board of Directors, out of assets available therefor, dividends at, but not exceeding, the dividend rate for such series (which may be fixed or variable), payable at such intervals and on such dates as are provided in the resolution of the Board of Directors creating such series. If such intervals and dividend payment dates shall vary from time to time for such series, such resolution shall set forth the method by which such intervals and such dates shall be determined. Such dividends on Preferred Shares shall be paid before any dividends, other than a dividend payable in Common Shares of the Company, may be paid upon or set apart for any shares of capital stock ranking junior to the Preferred Shares in respect of dividends or liquidation rights (referred to in this Prospectus as "stock ranking junior to the Preferred Shares").

Voting Rights

         Except as indicated below or in the Prospectus Supplement relating to a particular series of Preferred Shares, or except as expressly required by the laws of the State of New York or other applicable law, the holders of the Preferred Shares will not be entitled to vote. Except as indicated in the Prospectus Supplement relating to a particular series of Preferred Shares, each such share will be entitled to one vote on matters on which holders of such series of Preferred Shares are entitled to vote. However, as more fully described below under "Depositary Shares," if the Company elects to issue Depositary Shares representing a fraction of a share of a series of Preferred Shares, each such Depositary Share will, in effect, be entitled to such fraction of a vote, rather than a full vote. Since each full share of any series of Preferred Shares shall be entitled to one vote, the voting power of such series, on matters on which holders of such series and holders of other series of preferred shares are entitled to vote as a single class, shall depend on the number of shares in such series, not the aggregate liquidation preference or initial offering price of the shares of such series of Preferred Shares.

Liquidation Rights

         In the event of any liquidation, dissolution or winding up of the Company, the holders of Preferred Shares shall be entitled to receive, for each share thereof, the fixed liquidation or stated value for the respective series together in all cases dividends accrued or in arrears thereon, before any distribution of the assets shall be made to the holders of any stock ranking junior to the Preferred Shares. If the assets distributable among the holders of Preferred Shares should be insufficient to permit the payment of the full preferential amounts fixed for all series, then the distribution shall be made among the holders of each series ratably in proportion to the full preferential amounts to which they are respectively entitled.

Miscellaneous

         The Preferred Shares upon issuance and the receipt of full consideration will be fully paid and nonassessable.

                        DESCRIPTION OF DEPOSITARY SHARES
General

         The Company may, at its option, elect to offer fractional Preferred Shares, rather than whole Preferred Shares. In the event such option is exercised, the Company will issue to the public receipts for Depositary Shares, each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to a particular series of Preferred Shares) of a share of a particular series of Preferred Shares as described below.

         The shares of any series of Preferred Shares represented by Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") between the Company and a bank or trust company selected by the Company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (the "Depositary Bank"). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a Preferred Share represented by such Depositary Share, to all the rights and preferences of the Preferred Shares represented thereby (including dividend, voting, redemption and liquidation rights).

         The Depositary Shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement ("Depositary Receipts"). Depositary Receipts will be distributed to those persons purchasing fractional Preferred Shares in accordance with the terms of the offering. If Depositary Shares are issued, copies of the forms of Deposit Agreement and Depositary Receipt will be incorporated by reference in the Registration Statement of which this Prospectus is a part, and the following summary is qualified in its entirety by reference to such documents.

         Pending the preparation of definitive engraved Depositary Receipts, the Depositary Bank may, upon the written order of the Company, issue temporary Depositary Receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive Depositary Receipts but not in definitive form. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Company's expense.

Withdrawal of Preferred Shares

         Upon surrender of the Depositary Receipts to the Depositary Bank, the owner of the Depositary Shares evidenced thereby is entitled to delivery at such office of the number of whole Preferred Shares represented by such Depositary Shares. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole Preferred Shares to be withdrawn, the Depositary Bank will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares. Owners of Depositary Shares will be entitled to receive only whole Preferred Shares. In no event will fractional Preferred Shares (or cash in lieu thereof) be distributed by the Depositary Bank. Consequently, a holder of a Depositary Receipt representing a fractional Preferred Share would be able to liquidate his position only by a sale to a third party (in a public trading market transaction or otherwise), unless the Depositary Shares are redeemed by the Company or converted by the holder.

Dividends and Other Distributions

         The Depositary Bank will distribute all cash dividends or other cash distributions received in respect of the Preferred Shares to the record holders of Depositary Shares relating to such Preferred Shares in proportion to the number of such Depositary Shares owned by such holders.

         In the event of a distribution other than in cash, the Depositary Bank will distribute property received by it to the record holders of Depositary Shares entitled thereto, unless the Depositary Bank determines that it is not feasible to make such distribution, in which case the Depositary Bank may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

Redemption of Depositary Shares

         If a series of Preferred Shares represented by Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary Bank resulting from the redemption, in whole or in part, of such series of Preferred Shares held by the Depositary Bank. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of Preferred Shares. Whenever the Company redeems Preferred Shares held by the Depositary Bank, the Depositary Bank will redeem as of the same redemption date the number of Depositary Shares representing the Preferred Shares so redeemed. If fewer than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Depositary Bank.

Voting the Preferred Shares

         Upon receipt of notice of any meeting at which the holders of Preferred Shares are entitled to vote, the Depositary Bank will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such Preferred Shares. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Preferred Shares) will be entitled to instruct the Depositary Bank as to the exercise of the voting rights pertaining to the amount of Preferred Shares represented by such holder's Depositary Shares. The Depositary Bank will endeavor, insofar as practicable, to vote the amount of Preferred Shares represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all action which may be deemed necessary by the Depositary Bank in order to enable the Depositary Bank to do so. The Depositary Bank may abstain from voting Preferred Shares to the extent it does not receive specific instructions from the holders of Depositary Shares representing such Preferred Shares.

Amendment and Termination of the Depositary Agreement

         The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary Bank. However, any amendment that materially and adversely alters the rights of the holders of Depositary Shares will not be effective unless such amendment has been approved by the holders of at least a majority of the Depositary Shares then outstanding. The Deposit Agreement may be terminated by the Company or the Depositary Bank only if (i) all outstanding Depositary Shares have been redeemed or (ii) there has been a final distribution in respect of the Preferred Shares in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of Depositary Receipts.

Charges of Depositary Bank

         The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay charges of the Depositary Bank in connection with the initial deposit of the Preferred Shares and any redemption of the Preferred Shares. Holders of Depositary Receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of Preferred Shares upon surrender of Depositary Receipts, as are expressly provided in the Deposit Agreement to be for their accounts.

Miscellaneous

         The Depositary Bank will forward to holders of Depository Receipts all reports and communications from the Company that are delivered to the Depositary Bank and that the Company is required to furnish to the holders of Preferred Shares.

         Neither the Depositary Bank nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the Depositary Bank under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Shares unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or upon information provided by persons presenting Preferred Shares for deposit, holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary Bank

         The Depositary Bank may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Depositary Bank, any such resignation or removal to take effect upon the appointment of a successor Depositary Bank and its acceptance of such appointment. Such successor Depositary Bank must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

                              PLAN OF DISTRIBUTION

         The Company may sell Offered Securities to one or more underwriters or dealers for public offering and sale by them or may sell Offered Securities directly to other purchasers, or through agents. The Prospectus Supplement with respect to any Offered Securities will set forth the terms of the Offered Securities, including the name or names of any underwriters, dealers or agents, the price of the Offered Securities and the net proceeds to the Company from such sale, any underwriting discounts and commissions or other items constituting underwriters' compensation, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such Offered Securities may be listed.

         If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public price or at varying prices determined at the time of sale. The underwriter or underwriters with respect to a particular underwritten offering of Offered Securities will be named in the Prospectus Supplement relating to such offering, and if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters or agents to purchase the Offered Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Offered Securities if any are purchased. Any public offering price and any discounts and commissions or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         If a dealer is utilized in the sale of any Offered Securities in respect of which this Prospectus is delivered, the Company will sell such Offered Securities to the dealer, as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

         Offered Securities may be sold directly by the Company to one or more institutional purchasers, or through agents designated by the Company from time to time, at a fixed price, or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the Offered Securities will be named, and any concessions payable by the Company to such agent will be set forth, in the Prospectus Supplement relating thereto. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

         In connection with the sale of the Offered Securities, underwriters or agents may receive compensation from the Company or from purchasers of Offered Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters, agents and dealers participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of the Offered Securities by them may be deemed to be underwriting discounts or commissions under the Securities Act.

         Except for Common Shares, each series of Offered Securities will be a new issue with no established trading market. Any underwriters to whom such Offered Securities are sold by the Company for public offering and sale may make a market in such Offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Offered Securities.

         Underwriters, dealers and agents may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including under the Securities Act, or to contribution with respect to payments that such agents, dealers, or underwriters may be required to make with respect thereto. Underwriters, dealers, or agents and their associates may be customers of, engage in transactions with and perform services for, the Company in the ordinary course of business.

                                  LEGAL MATTERS

         The validity of the Securities offered hereby will be passed upon for the Company by Morse, Zelnick, Rose & Lander, New York, New York and for any underwriters, dealers or agents by Shearman & Sterling, New York, New York. Members of the firm Morse, Zelnick, Rose & Lander, LLP beneficially own an aggregate of 83,094 Common Shares of the Company.


                                     EXPERTS

         The audited financial statements incorporated by reference in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP and J. H. Cohn LLP, independent public accountants, as indicated in their reports with respect thereto, which are incorporated by reference herein, and are included herein in reliance upon the authority of said firms as experts in accounting and auditing in giving said reports.

         No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of the securities offered by this Prospectus, nor does it constitute an offer to sell or a solicitation to buy any of the Offered Securities to any person or by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information contained herein is current as of anytime subsequent to the date hereof.





                  ----------------------





                     TABLE OF CONTENTS
                                                   Page
                        Prospectus

Available Information................................ 2
Incorporation of Certain Documents
  by Reference....................................... 3
The Company.......................................... 4
Risk Factors......................................... 5
Ratio of Earnings to Fixed Charges...................13
Use of Proceeds......................................13
Description of Debt Securities.......................13
Description of Outstanding Capital Stock.............26
Description of Common Shares.........................26
Description of Preferred Shares......................27
Description of Depositary Shares.....................29
Plan of Distribution.................................32
Legal Matters........................................33
Experts..............................................33




- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                  $200,000,000



                            Complete Management, Inc.



                                   Securities


                             ______________________

                                   PROSPECTUS
                             ______________________














                                     , 1997


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution


         The following are the expenses of the issuance and distribution of the securities being registered, other than underwriting commissions and expenses, all of which will be paid by the Company. Other than the SEC registration fee and the NASD filing fee, all of such expenses are estimated.


SEC registration fee....................................................$ 60,607
NASD filing fee.........................................................$ 20,500
Printing and engraving expenses.........................................$   *
Accounting fees and expenses............................................$   *
Legal fees and expenses.................................................$   *
Fees and expenses of trustees/and Preferred Shares depositary...........$   *
Blue Sky fees and expenses..............................................$
Miscellaneous expenses..................................................$   *
                                                                        --------

      Total.............................................................$    *
                                                                        ========
- ----------------------
*       To be filed by amendment


Item 15.  Indemnification of Directors and Officers

         Sections 722 and 723 of the New York Business Corporation Law grant to the Company the power to indemnify the officers and directors of the Company as follows:

   (a) A corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding other than one by or in the right of the corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type of kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

   (b) The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director or officer did not act, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation or that he had reasonable cause to believe that his conduct was unlawful.

   (c) A corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interest of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court on which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

   (d) For the purpose of this section, a corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

   Payment of indemnification other than by court award is as follows:

   (a) A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in section 722 shall be entitled to indemnification as authorized in such section.

   (b) Except as provided in paragraph (a), any indemnification under section 722 or otherwise permitted by section 721, unless ordered by a court under section 724 (Indemnification of directors and officers by a court), shall be made by the corporation, only if authorized in the specific case:

   (1) By the board acting by a quorum consisting of directors who are not parties to such action or proceeding upon a finding that the director or officer has met the standard of conduct set forth in section 722 or established pursuant to section 721, as the case may be, or,

   (2) If a quorum under subparagraph (1) is not obtainable or, even if obtainable, a quorum of disinterested directors so directs:

   (A) By the board upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in such sections has been met by such director or officer, or

  (B) By the shareholders upon a finding that the director or officer has met the applicable standard of conduct set forth in such sections.

   (C) Expenses incurred in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amounts as, and to the extent, required by paragraph (a) of section 725.

   The Company's certificate of incorporation provides as follows:

   SIXTH: The personal liability of directors to the corporation or its shareholders for damages for any breach of duty in such capacity is hereby eliminated except that such personal liability shall not be eliminated if a judgment or other final adjudication adverse to such director establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the Business Corporation Law.

                                      * * *

   EIGHTH: (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Business Corporation Law, as the same exists or may hereafter be amended (but, in case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Business Corporation Law requires, the payment of such expenses incurred by a director or officer (in his or her capacity as a director or officer and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

   (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this
Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Business Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Business Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

   (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

   (d) Insurance. The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Business Corporation Law.

         The Underwriting Agreement provides for reciprocal indemnification between the Company and its controlling persons, on the one hand, and the Underwriters and their respective controlling persons, on the other hand, against certain liabilities in connection with this offering, including liabilities under the Securities Act of 1933, as amended.

Item 16.  Exhibits

Exhibit No.     Description
- -----------     -----------

1.1             Proposed form of underwriting agreement for Debt Securities*

1.2 Proposed form of underwriting agreement for Common Shares, Preferred Shares and Depositary Shares*

4.1             Form of Senior Indenture between the Registrant and The Chase
                Manhattan Bank*

4.2 Form of Subordinated Indenture between the Registrant and The Chase Manhattan Bank*

4.3 Form or forms of Debt Securities with respect to each particular series of Debt Securities registered hereunder (to be filed by Form 8-K)

4.4             Form of Deposit Agreement (to be filed by Form 8-K)

4.5             Form of Deposit Receipt (to be filed by Form 8-K)

5.1             Opinion of Morse, Zelnick, Rose & Lander, LLP*

12 Computation of ratio of earning before fixed charges to fixed charges

23.1            Consent of Arthur Andersen LLP

23.2            Consent of J.H. Cohn LLP

23.3            Consent of Morse, Zelnick, Rose & Lander, LLP (included in
                Exhibit 5.1)*

24              Power of attorney (included in signature page)

25 Statements of eligibility of The Chase Manhattan Bank under the Trust Indenture Act of 1939 on Form T-1*

- -------------
* To be filed by amendment.

Item 17.  Undertakings

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration agreement:

                  (i) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

(e) The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(f) The undersigned registrant hereby undertakes that for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in New York, New York on the 2nd day of September, 1997.

                                    COMPLETE MANAGEMENT, INC.

                                    by:      /s/ Steven M. Rabinovici
                                             ----------------------------
                                             Chairman of the Board,
                                             Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven M. Rabinovici, Arthur L. Goldberg and Stephen A. Zelnick, or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated on September 2, 1997.


               Signature                     Title
               ---------                     -----
/s/   Steven M. Rabinovici
- ---------------------------------    Chairman of the Board and Chief Executive
      Steven M. Rabinovici           Officer


/s/  David R. Jacaruso
- ---------------------------------    Director
     David R. Jacaruso


/s/  Arthur L. Goldberg
- ---------------------------------    Chief Financial Officer and Direcor
     Arthur L. Goldberg


/s/  Dennis Shields
- ---------------------------------    Director
     Dennis Shields


/s/  Steven Cohn
- ---------------------------------    Director
     Steven Cohn


- ---------------------------------    Director
     Steven Hirsh


/s/  Joseph S. Tocci
- ---------------------------------    Director
     Joseph S. Tocci

                                 EXHIBIT INDEX

Exhibit No.     Description
- -----------     -----------

1.1             Proposed form of underwriting agreement for Debt Securities*

1.2 Proposed form of underwriting agreement for Common Shares, Preferred Shares and Depositary Shares*

4.1             Form of Senior Indenture between the Registrant and The Chase
                Manhattan Bank*

4.2 Form of Subordinated Indenture between the Registrant and The Chase Manhattan Bank*

4.3 Form or forms of Debt Securities with respect to each particular series of Debt Securities registered hereunder (to be filed by Form 8-K)

4.4             Form of Deposit Agreement (to be filed by Form 8-K)

4.5             Form of Deposit Receipt (to be filed by Form 8-K)

5.1             Opinion of Morse, Zelnick, Rose & Lander, LLP*

12 Computation of ratio of earning before fixed charges to fixed charges

23.1            Consent of Arthur Andersen LLP

23.2            Consent of J.H. Cohn LLP

23.3            Consent of Morse, Zelnick, Rose & Lander, LLP (included in
                Exhibit 5.1)*

24              Power of attorney (included in signature page)

25 Statements of eligibility of The Chase Manhattan Bank under the Trust Indenture Act of 1939 on Form T-1*

- -------------
* To be filed by amendment.